                                                                                       Exhibit 99
FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                                            CONTACT
November 9, 2006                                                  Mary Waters
                                                          202-872-7700
Farmer Mac Reports 2006 Third Quarter Results
and Completes Financial Restatement
- Business Volume for Quarter a Record $1.3 Billion

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) has announced both the timely completion of its previously reported financial restatement and its results for the quarter and nine months ended September 30, 2006.

The Corporation today filed with the SEC an amended Form 10-K/A for the year ended December 31, 2005, restating its consolidated financial statements for the years 2005, 2004 and 2003 and amended Forms 10-Q/A restating its consolidated financial statements for the quarterly periods ended March 31, 2006 and June 30, 2006, correcting its accounting for financial derivatives under SFAS 133. The Corporation today also filed with the SEC its Form 10-Q for the quarterly period ended September 30, 2006.

Farmer Mac achieved record business volume of $1.3 billion in third quarter 2006, bringing the total outstanding to $7.1 billion. At the same time, SFAS 133 accounting losses on financial derivatives used for hedging brought Farmer Mac to a $6.3 million GAAP net loss for third quarter 2006. This was in contrast to Farmer Mac’s restated results for first and second quarters 2006, in which gains on financial derivatives brought GAAP net income to $15.1 million and $13.4 million, respectively. Thus, for the nine months ended September 30, 2006, GAAP net income was $22.2 million.

Farmer Mac President and Chief Executive Officer Henry D. Edelman observed, “The restatement of our financial results corrected our accounting under SFAS 133 and so eliminated the use of hedge accounting for financial derivatives used to manage interest rate risk. The Corporation’s financial derivatives transactions created effective hedges for the economic risks of the underlying assets and liabilities. Consequently, the accounting corrections under SFAS 133 had no effect on core earnings or cash flows and an insignificant impact on Farmer Mac’s financial position. Now that we have concluded this process, we are confident that there is no effect on Farmer Mac’s business model or its ability to carry out its business development plans.”

The restatement resulted in GAAP net income of: $47.0 million or $4.09 per diluted share for the year ended December 31, 2005, compared to the previously reported $27.3 million or $2.37 per diluted share for that period; $15.1 million or $1.32 per diluted share for first quarter 2006, compared to the previously reported $5.0 million or $0.44 per diluted share; and $13.4 million or $1.18 per diluted share for second quarter 2006, compared to the previously reported $7.6 million or $0.67 per diluted share. As of June 30, 2006, the net effect of the restatement on stockholders’ equity was a decrease of $3.5 million resulting from the mark to market on financial derivatives that will be recovered as those derivatives mature.

For third quarter 2006, Farmer Mac incurred a GAAP net loss of $6.3 million or $0.58 per diluted share, compared to net income of $13.4 million or $1.18 per diluted share for second quarter 2006 and net income of $19.3 million or $1.70 per diluted share for third quarter 2005. For the nine months ended September 30, 2006, net income was $22.2 million or $1.98 per diluted share, compared to $35.2 million or $3.05 per diluted share for the nine months ended September 30, 2005. This decrease resulted largely from the benefit of a change in allowance methodology in 2005 and the recognition of option expense in 2006 explained later in this release, in addition to the effects of FSAS 133.

Non-GAAP Performance Measures

Farmer Mac reports its financial results in accordance with GAAP. In addition to GAAP measures, Farmer Mac presents “core earnings,” a non-GAAP performance measure. Core earnings are net income available to common stockholders, less the after-tax effects of unrealized gains and losses on financial derivatives resulting from the application of SFAS 133. The GAAP measure most comparable to core earnings is net income available to common stockholders. Unlike core earnings, however, GAAP net income is influenced by unrealized gains or losses in the value of financial derivatives used to hedge Farmer Mac’s interest rate risks. Farmer Mac uses core earnings to develop financial plans, to measure corporate economic performance and to set incentive compensation because, in management’s view, core earnings more accurately represent Farmer Mac’s economic performance, transaction economics and business trends. Investors and the investment analyst community have previously relied upon similar measures to evaluate Farmer Mac’s historical and future performance. Farmer Mac’s disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

Farmer Mac’s core earnings were unaffected by the restatement of its historical financial results, reflecting the growth in Farmer Mac’s business. The Corporation’s reconciliation of GAAP net income available to common stockholders to core earnings is presented in the following table. Core earnings for the three and nine months ended September 30, 2005 includes the after-tax benefit of a change in accounting estimate related to the allowance for losses of $3.1 million. Core earnings for the three and nine months ended September 30, 2006 includes the after-tax expense for stock options of $0.5 million and $1.1 million, respectively, in accordance with SFAS 123(R).

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	Three Months Ended				Nine Months Ended
	September 30, 2006		September 30, 2005		September 30, 2006		September 30, 2005
(in thousands, except per share amounts)
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
		Share		Share		Share		Share
GAAP net income available
to common stockholders	$ (6,258)	$ (0.58)	$ 19,348	$ 1.70	$ 22,211	$ 1.98	$ 35,170	$ 3.05

Less the effects of FAS 133:
Unrealized gains/(losses)
on financial derivatives and
trading assets, net of tax	(11,258)	(1.03)	9,712	0.85	3,315	0.30	13,271	1.15
Net effects of settlements on
agency forward contracts,
net of tax	(1,472)	(0.13)	335	0.03	(75)	(0.01)	(373)	(0.03)

Core earnings	$ 6,472	$ 0.58	$ 9,301	$ 0.82	$ 18,971	$ 1.69	$ 21,526	$ 1.87

Mr. Edelman noted, “Farmer Mac’s record $1.3 billion business volume for the quarter was attributable principally to new marketing strategies first announced twelve months ago that resulted in large program transactions that emphasize high asset quality, backed by increasing numbers of mortgage loans to farmers, ranchers and rural homeowners. These transactions achieve greater protection for Farmer Mac against adverse credit performance with commensurately lower compensation for the assumption of credit risk and administrative costs, resulting in marginal returns on equity equal to or better than the current net return on equity. That new volume brought the Farmer Mac portfolio of loans, guarantees, and standbys to $7.1 billion, a 33 percent increase during the last nine months. Those volume achievements are important measures of the increased liquidity and lending capacity Farmer Mac is providing to the agricultural mortgage lenders who extend credit to rural America. They have confirmed our confidence in Farmer Mac’s ability to develop and execute new strategies for effective use of its statutory authorities and in Farmer Mac’s opportunities for increased business volume and income growth.”

Farmer Mac’s Form 10-K/A for 2005 and Forms 10-Q/A for the first two quarters of 2006, together with its Form 10-Q for the quarter ended September 30, 2006, set forth more complete information on Farmer Mac’s performance for the referenced periods.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments. Management’s expectations for Farmer Mac’s future involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the possible establishment of additional statutory or regulatory restrictions or constraints on Farmer Mac that could hamper its growth or diminish its profitability; (2) the general rate of growth in agricultural mortgage indebtedness; (3) the rate and direction of development of the secondary market for agricultural mortgage loans, particularly lender interest in the Farmer Mac secondary market and Farmer Mac credit products; (4) borrower preferences for fixed-rate agricultural mortgage indebtedness; (5) the willingness of investors to invest in Farmer Mac Guaranteed Securities; and (6) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac. Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K/A for the year ended December 31, 2005 and in Farmer Mac’s Quarterly Report on Form

 10-Q for the quarter ended September 30, 2006, both as filed with the SEC today. The forward-looking statements contained in this release represent management’s expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by law.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Form 10-K/A, Forms 10-Q/A and Form 10-Q referenced above) is available on Farmer Mac’s website at www.farmermac.com. The conference call to discuss Farmer Mac’s restatement of financial results, third quarter 2006 earnings and the Corporation’s Form 10-Q for third quarter 2006 will be webcast on Farmer Mac’s website beginning at 11:00 a.m. eastern time, Friday, November 10, 2006, and an audio recording of that call will be available for two weeks on Farmer Mac’s website after the call is concluded.

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